Exhibit 10.1

VeriChip Corporation Executive Management Change in Control Plan

This Executive Management Change in Control Plan (the “Plan”) is an employee benefit provided to the following three executives of VeriChip Corporation (“VeriChip”): Daniel Gunther, William Caragol and Michael Feder (each, an “Executive,” and collectively, the “Executives”). The Plan was approved by the Board of Directors on March 2, 2007 and is being put into place in consideration of the continued efforts on behalf of VeriChip, after the date hereof, of the foregoing individuals.

The Plan provisions are as follows:

(i)      Upon a Change in Control, each Executive shall be entitled to receive the Change in Control Compensation, as hereafter defined.

(ii)     For all purposes of this Plan, a Change in Control shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(A) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, (the “Exchange Act”) (other than a Controlling Stockholder (as defined below), any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities entitled generally to vote in the election of the Board of Directors of the Company (other than the occurrence of any contingency);

(B) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or entity, which is consummated, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(C) the effective date of a complete liquidation of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, which in both cases are approved by the stockholders of the Company as may be required by law.

(iii)     For all purposes of this Plan, the term Change in Control Compensation shall mean the sum of (A) any and all earned but unpaid base salary and earned but unpaid bonus compensation as of the date of the Change in Control; (B) the Multiplier (as defined below) times the base salary; and (C) the Multiplier times the Average Bonus (as defined below). The Change in Control Compensation shall be paid to Executive within ten (10) days of the consummation of the Change in Control transaction. In addition, any outstanding stock options, restricted stock or other incentive compensation awards held by Executive as of the date of the Change in Control shall become fully vested and exercisable as of such date, and, in the case of stock options, shall remain exercisable for the life of the option (or, in the case of any Change in Control transaction involving all of the common stock of VeriChip, such options shall vest immediately prior to the consummation of the Change in Control transaction so that the shares issuable upon such exercise may be sold in the Change of Control transaction).

(iv)     For the purposes of measuring the Change in Control Compensation calculated in (iii)(B) and (iii)(C) above, such compensation will be decreased by the amount of any compensation (salary or bonus) that is contractually guaranteed by an acquiror in a Change in Control transaction so long as the guaranteed compensation relates to an executive position that is of the same or increased level of responsibility and authority and at the same or higher salary and bonus levels as the Executive held at the time of implementation of this Plan.

“Average Bonus” shall mean the average bonus paid by VeriChip to Executive for the three (3) full calendar years immediately prior to the Change in Control; provided, however, that if the Change in Control occurs in 2007, then the “Average Bonus” shall mean the average of the bonus earned in 2006 and the pro rata portion of the total target bonus for 2007, and if the Change in Control occurs in 2008, then the “Average Bonus” shall mean the average of the bonuses earned in 2006 and 2007. In all cases, if any bonus is paid in January or February (or if the Change in Control occurs in January or February prior to payment of bonus) and has been accrued in the prior year, such bonus shall be treated for purposes of calculating “Average Bonus” as being paid in the prior year.

For purposes hereof, the term “Controlling Stockholder” means (i) Applied Digital Solutions, Inc., (ii) any direct or indirect subsidiary of Applied Digital Solutions, Inc. whether or not existing on the date hereof and (iii) any direct or indirect subsidiary of Applied Digital Solutions, Inc. with which Applied Digital Solutions, Inc. merges or consolidates (irrespective of which entity is the surviving corporation) or to which Applied Digital Solutions, Inc. sells all or substantially all of its assets; provided that a Controlling Stockholder shall cease to be a Controlling Stockholder if any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than another Controlling Stockholder) is or becomes (including, without limitation, as a result of a merger, consolidation, tender offer or otherwise) the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of such Controlling Stockholder representing more than 50% of the combined voting power of such Controlling Stockholder’s then outstanding securities entitled generally to vote in the election of the Board of Directors of the such Controlling Stockholder (other than upon the occurrence of any contingency).

In the case of Mr. Gunther and Mr. Caragol, “Multiplier” shall mean 1.5, but shall increase by 0.5 on December 31, 2007 and by an additional 0.5 on each December 31 after December 31, 2007 until the Multiplier reaches a cap of 3. In the case of Mr. Feder, “Multiplier” shall mean 1.0, but shall increase by 0.5 on December 31, 2007 until the Multiplier reaches a cap of 1.5.

In order to be entitled to the Change in Control Compensation described herein, Executive must either (i) be an employee of the Company on the date of the consummation of the Change in Control transaction, or (ii) have been employee of the Company within the immediately preceding six (6) month period prior to the consummation of the Change in Control transaction who was terminated without Cause (as defined herein) during such six (6) month period. Cause shall include, but not be limited to, gross negligence, willful misconduct, flagrant or repeated violations of the Company’s policies, rules or ethics, a material breach by the Executive of any employment agreement between the Executive and the Company, alcohol, substance abuse, sexual or other unlawful harassment, disclosure of confidential or proprietary information, engaging in a business competitive with the Company, or dishonest, illegal or immoral conduct.

The parties have executed this Executive Management Change in Control Plan effective the 2nd day of March, 2007.

VERICHIP CORPORATION

By: /s/ Scott Silverman
      Name: Scott Silverman
      Title: Chairman and CEO

/s/ Daniel A. Gunther
Daniel A. Gunther
CEO and President, VeriChip Corporation, a Canadian corporation

/s/ William Caragol
William Caragol
Chief Financial Officer

/s/ Michael J. Feder
Michael J. Feder
Senior Vice President of Operations and Strategic Initiatives